As filed with the Securities and Exchange Commission on July 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	87-0292166
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

444 South River Road

St. George, UT 84790

(435) 634-3000

(Address of Principal Executive Offices)

SKYWEST, INC. 2019 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Robert J. Simmons

Chief Financial Officer

SkyWest, Inc.

444 South River Road

St. George, UT 84790

(435) 634-3000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Craig M. Garner

Kevin C. Reyes

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering an additional 1,298,000 shares of common stock of SkyWest, Inc. (the “Registrant”) issuable under the SkyWest, Inc. 2019 Long-Term Incentive Plan (the “2019 Plan”). Pursuant to General Instruction E of Form S-8, the contents of the prior registration statements on Form S-8, File No. 333-231379, previously filed with respect to the 2019 Plan are incorporated into this registration statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, SkyWest, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 15, 2024;
(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on April 26, 2024 and July 26, 2024, respectively;
(c)	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 25, 2024 and May 9, 2024.
(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on June 15, 1986, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

3.1	Restated Articles of Incorporation	S-3	333-129831	3.1	11/18/2005

3.2	Amended and Restated Bylaws	10-K	000-14719	3.2	2/24/2012

4.1	Specimen of Common Stock Certificate	S-3	333-42508	4.1	7/28/2000

5.1	Opinion of Parr Brown Gee & Loveless					X

10.1	SkyWest, Inc. 2019 Long-Term Incentive Plan+	10-Q	000-14719	10.1	7/26/2024

10.2	2019 Long-Term Incentive Plan Form of Restricted Stock Unit Award Agreement+	10-Q	000-14719	10.2	4/26/2024

10.3	2019 Long-Term Incentive Plan Form of Performance Share Award Agreement+	10-Q	000-14719	10.3	4/26/2024

23.1	Consent of Ernst & Young, LLP, independent registered public accounting firm					X

23.2	Consent of Parr Brown Gee & Loveless (included in Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X

107	Filing Fee Table					X

+ Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. George, State of Utah on July 26, 2024.

SKYWEST, INC.
By:	/s/ Robert J. Simmons
Robert J. Simmons
Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Robert J. Simmons and Eric J. Woodward, jointly and severally, his attorneys-in-fact, each with the full power of substitution, for him in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russell A. Childs	Chief Executive Officer, President and Director	July 26, 2024
Russell A. Childs	(Principal Executive Officer)

/s/ Robert J. Simmons	Chief Financial Officer	July 26, 2024
Robert J. Simmons	(Principal Financial Officer)

/s/ Eric Woodward	Chief Accounting Officer	July 26, 2024
Eric Woodward	(Principal Accounting Officer)

/s/ James L. Welch	Chairman	July 26, 2024
James L. Welch

/s/ Smita Conjeevaram	Director	July 26, 2024
Smita Conjeevaram

/s/ Derek J. Leathers	Director	July 26, 2024
Derek J. Leathers

/s/ Meredith S. Madden	Director	July 26, 2024
Meredith S. Madden

/s/ Ronald J. Mittelstaedt	Director	July 26, 2024
Ronald J. Mittelstaedt

/s/ Keith E. Smith	Director	July 26, 2024
Keith E. Smith